UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 18, 2004

HEALTHTRAC, INC.

(Exact Name of Registrant as Specified in its Charter)

Canada	000-14356	91-1353658

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Island Drive, Suite 105, Redwood City, CA 94065

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 631-5800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE SIGNATURES

ITEM 5. Other Events and Regulation FD Disclosure

The Registrant has confirmed with the Bulletin Board exchange (OTCBB) that the Company’s shares should resume trading on the OTCBB within 3 days of the Registrant becoming current on its 10K and 10Q filings. The Registrant will work with a registered Market Maker of HTAC shares to move from the Pink Sheets to the OTCBB as soon as the filings are current.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

HEALTHTRAC, INC.
Date:	August 18, 2004	By:	/s/ TONY Z. DICOSTANZO

Tony Z. DiCostanzo, Chief Financial Officer